UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 30, 2007

HD PARTNERS ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32890	20-3893077
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2601 Ocean Park Boulevard
Santa Monica, California		90405
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 209-8308

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMMENCING SHORTLY AFTER THE FILING OF THIS FORM 8-K, HD PARTNERS ACQUISITION CORPORATION (THE “REGISTRANT”) INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING THE REGISTRANT’S SECURITIES, REGARDING ITS ACQUISITION OF CERTAIN ASSETS OF THE NATIONAL HOT ROD ASSOCIATION’S (THE, “NHRA”) PROFESSIONAL DRAG RACING SERIES (THE “ACQUISITION”). THIS CURRENT REPORT ON FORM 8-K WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

THE REGISTRANT AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICIATION OF PROXIES FOR THE SPECIAL MEETING OF THE REGISTRANT’S STOCKHOLDERS TO BE HELD TO APPROVE THE ACQUISITION AND RELATED MATTERS. STOCKHOLDERS OF THE REGISTRANT AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE REGISTRANT’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE REGISTRANT’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ THE REGISTRANT’S FINAL PROSPECTUS, DATED JUNE 1, 2006, ITS REPORT ON FORM 10K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006 AND OTHER REPORTS AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE REGISTRANT’S OFFICERS AND DIRECTORS AND THEIR RESPECTIVE INTERESTS. THE DEFINITIVE PROXY STATEMENT OF THE REGISTRANT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE ACQUISITION. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO THE REGISTRANT AT:  2601 OCEAN PARK BOULEVARD,  SANTA MONICA, CALIFORNIA 90405. THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT, ONCE AVAILABLE, AND THE FINAL PROSPECTUS AND OTHER SEC FILINGS OF THE REGISTRANT CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (http://www.sec.gov).

Item 8.01 Other Events

On May 30, 2007, the Registrant issued a press release that the Registrant has entered into an asset purchase agreement (the “Agreement”) with the National Hot Rod Association (the “NHRA”) in connection with the purchase of certain professional drag racing assets of the NHRA, including the NHRA POWERade Drag Racing series, together with a broad set of rights to commercialize the NHRA brand. The agreement contemplates that the Registrant and the NHRA will enter into a series of related agreements to commercialize the NHRA brand following completion of the acquisition. Upon consummation of the transaction, assuming that the Registrant’s stockholders approve the Agreement and the transactions contemplated thereunder, the acquired assets will be held in a wholly-owned subsidiary of the Registrant to be named NHRA Pro Racing. The NHRA, which will remain a non-profit 501(c)(6) corporation, will retain all its non-professional racing, safety and educational activities and continue to be the sanctioning body for all NHRA racing activities, including the NHRA POWERade Drag Racing Series.

Upon closing of the transaction, Eddy Hartenstein will serve as Chairman of NHRA Pro Racing, and Tom Compton (currently an officer of the NHRA) will assume the role of President and CEO.  Robert Meyers, the Registrants’ current Chief Financial Officer, will become the Chief Financial Officer of NHRA Pro Racing.  Peter Clifford, currently Executive Vice President and General Manager of the NHRA, will become executive director of the NHRA, as well as a consultant to NHRA Pro Racing.

Under the terms of the Agreement, the Resistrant will acquire:

•                  The NHRA POWERade Drag Racing Series and all professional NHRA drag racing assets and opportunities, including NHRA’s existing television broadcast agreement with ESPN;

•                  An exclusive, worldwide, perpetual license to the NHRA brand for professional drag racing activities;

•                  Rights to commercialize the NHRA brand, including:

•                  Exclusive professional racing and “Official NHRA” sponsorship and licensing rights;

•                  Exclusive media exploitation rights in broadcast television, home entertainment and new media;

•                  Exclusive merchandising rights relating to both professional racing and the stand-alone NHRA brand;

•                  Four NHRA-owned race tracks, an additional long-term track lease in Pomona, California and the NHRA headquarters building in Glendora, California; and

•                  A video and photo archive chronicling the history of drag racing, consisting of more than 20,000 hours of video and film and a photo archive.

The NHRA will receive approximately $121 million in total consideration, consisting of approximately $100 million in cash, approximately $9.5 million in the Registrant’s  common stock and the assumption of approximately $11.5 million in debt and liabilities by the Registrant.  In addition to retaining its non-professional racing activities and sanctioning role, the NHRA will continue to offer its membership program and publish its weekly publication National Dragster.

The closing of the asset purchase and related transactions are subject to stockholder approval, regulatory clearances and other customary closing conditions.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 30, 2007

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 30, 2007

HD PARTNERS ACQUISITION CORPORATION

By:	/s/ Eddy W. Hartenstein
Eddy W. Hartenstein
President and Chief Executive Officer